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                               RESOLUTION OF THE
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                             BOARD OF DIRECTORS OF
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                       PACIFIC GAS AND ELECTRIC COMPANY
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                                March 20, 1996
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          BE IT RESOLVED that each of LESLIE H. EVERETT, ERIC MONTIZAMBERT,
KATHLEEN RUEGER, GARY P. ENCINAS, and JULIE C. GAVIN is hereby authorized to sign on behalf of this corporation and as attorneys in fact for the Chairman of the Board and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and principal accounting officer of this corporation the Form 10-K Annual Report for the year ended December 31, 1995, required by Section 13 or 15(d) of the Securities Exchange Act of 1934 and all amendments and other filings or documents related thereto to be filed with the Securities and
Exchange Commission, and to do any and all acts necessary to satisfy the requirements of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission adopted thereunder with regard to said Form 10-K Annual Report.
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          I, KATHLEEN RUEGER, do hereby certify that I am an Assistant Corporate
Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true and correct copy of a resolution which was dully adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on March 20, 1996, and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

          WITNESS my hand and the seal of said corporation hereunto affixed this 29th day of March, 1996.

                                       KATHLEEN RUEGER
                                       Kathleen Rueger
                                       Assistant Corporate Secretary
                                       PACIFIC GAS AND ELECTRIC COMPANY

CORPORATE SEAL